November 14, 2016

Mr. Steven Berman

BREP I

P.O. Box 197

Colmar, PA 18915

Subject: Lease Extension

Dear Mr. Berman:

We reference the real estate lease dated December 29, 2012 between Dorman Products, Inc. (the “Company”) and BREP I (the “Lease”) for the Company’s principle corporate offices located at 3400 East Walnut Street, Colmar PA. The Company hereby exercises its option to extend the term of the Lease for an additional five (5) year period (the “Renewal Period”). The Renewal Period will commence on January 1, 2018 and expire on December 31, 2022, unless terminated in accordance with the terms of the Lease. All terms and conditions contained in the Lease will continue to apply during the Renewal Term.

Thank you for your attention to this matter and please don’t hesitate to contact me with questions.

Sincerely,

/s/ Thomas J. Knoblauch

Thomas J. Knoblauch

Vice President, General Counsel,

and Assistant Secretary

Dorman Products, Inc.

1